United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$28,994,305
Realized Trading Gain (Loss) on Swaps	(743,717)
Unrealized Gain (Loss) on Market Value of Futures	(21,370,070)
Unrealized Gain (Loss) on Market Value of Swaps	35,544
Dividend Income	13,043
Interest Income	24,653
ETF Transaction Fees	23,000
Total Income (Loss)	$6,976,758

Expenses
General Partner Management Fees	$568,751
Brokerage Commissions	234,593
Tax Reporting Fees	123,369
NYMEX License Fee	14,518
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	9,975
Prepaid Insurance Expense	5,009
Legal Fees	3,771
Total Expenses	$973,575
Net Income (Loss)	$6,003,183

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/13	$1,186,272,656
Additions (11,500,000 Units)	211,413,151
Withdrawals (15,700,000 Units)	(301,596,684)
Net Income (Loss)	6,003,183

Net Asset Value End of Month	$1,102,092,306
Net Asset Value Per Unit (58,666,476 Units)	$18.79

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2013 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612